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                                                                     EXHIBIT 5.1


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
                                                                         HOUSTON
                                FULBRIGHT & JAWORSKI, L.L.P.         WASHINGTON, D.C.
TELEPHONE: 212/318-3000        A REGISTERED LIMITED LIABILITY             AUSTIN
FACSIMILE: 212/752-0969                  PARTNERSHIP                   SAN ANTONIO
                                      666 FIFTH AVENUE                    DALLAS
                                  NEW YORK, NEW YORK 10103               NEW YORK
                                                                       LOS ANGELES
                                                                          LONDON
                                                                        HONG KONG
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                                                               November 19, 1999

Alexion Pharmaceuticals, Inc.
25 Science Park, Suite 360
New Haven, Connecticut, 06511

Ladies and Gentlemen:

    In connection with Amendment No. 2 to the Registration Statement on
Form S-3 (the "Registration Statement") filed by Alexion Pharmaceuticals, Inc., a Delaware corporation (the "Company"), under the Securities Act of 1933, as amended (the "Act"), relating to the public offering by the Company of up to 2,500,000 shares (the "Shares") of the Company's common stock, par value $.0001 per share ("Common Stock"), (including up to 375,000 shares of Common Stock which will be purchased by the underwriters if the underwriters exercise the option granted to them by the Company to cover over-allotments), we, as counsel for the Company, have examined such corporate records, other documents and questions of law as we have considered necessary or appropriate for the purposes of this opinion. Our opinion set forth below is limited to the General Corporation Law of the State of Delaware.

    We assume that appropriate action will be taken, prior to the offer and sale of the Shares, to register and qualify the Shares for sale under all applicable state securities or "blue sky" laws.

    In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

    Based on and subject to the foregoing, we advise you that in our opinion, the Shares to be sold by the Company have been duly and validly authorized and, when issued and sold in the manner contemplated by the Purchase Agreement, a form of which has been filed as an exhibit to the Registration Statement (the "Purchase Agreement"), and upon receipt by the Company of payment therefor as provided in the Purchase Agreement, will be duly and validly authorized, legally issued, fully paid and non-assessable.
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November 19, 1999
Page 2

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption "Legal Matters" in the prospectus contained therein. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder. The opinion expressed herein is solely for your benefit, and may be relied upon only by you.

                                          Very truly yours,
                                          /s/ Fulbright & Jaworski L.L.P.